Exhibit 99.1

Script for Radio Spot

Today’s news from Keating Capital is brought to you by Radio Stock Market.

Keating Capital’s strategy is a unique way to participate in IPO investing.

Keating recently announced a $0.48 special distribution payable in 2 dividends of $0.24 per share in the second and third quarters this year.

These dividends reflect the fund’s ability to realize gains when pre-IPO companies transition from private to public.

Buy privately, sell publicly, capture the difference.

Keating Capital trades on the NASDAQ.  Ticker KIPO.